BLACKROCK MUNIHOLDINGS CALIFORNIA QUALITY FUND, INC.

ARTICLES OF AMENDMENT

AMENDING THE ARTICLES SUPPLEMENTARY ESTABLISHING

AND FIXING THE RIGHTS AND PREFERENCES OF

VARIABLE RATE MUNI TERM PREFERRED SHARES

This is to certify that

First: The charter of BlackRock MuniHoldings California Quality Fund, Inc., a Maryland corporation (the “Corporation”), is amended by these Articles of Amendment, which amend the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Muni Term Preferred Shares, dated as of March 21, 2012, as amended on April 1, 2015 and on September 29, 2015 (together, the “Articles Supplementary”).

Second: The charter of the Corporation is hereby amended by deleting Appendix A to the Articles Supplementary and replacing it with the Appendix A attached hereto.

Third: These Articles of Amendment shall be effective as of April 13, 2016.

Fourth: The amendment to the charter of the Corporation as set forth above in these Articles of Amendment has been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as and to the extent required by law and in accordance with the charter of the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, BlackRock MuniHoldings California Quality Fund, Inc. has caused these Articles of Amendment to be signed as of     April 13    , 2016 in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and, to the best of such person’s knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

BLACKROCK MUNIHOLDINGS
CALIFORNIA QUALITY FUND, INC.

By:
	Name:	Jonathan Diorio
	Title:	Vice President

ATTEST:

Name:	Janey Ahn
Title:	Secretary

Appendix A

ELIGIBLE ASSETS

On the Closing Date and at all times thereafter that the VMTP Shares are Outstanding:

1.    All assets in the Fund consist of “Eligible Assets”, defined to consist only of the following as of the time of investment:

(a)	Debt obligations

(i)    “Municipal securities,” defined as obligations of a State, the District of Columbia, a U.S. territory, or a political subdivision thereof and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including obligations of any of the foregoing types related to financing a 501(c)(3) organization. The purchase of any municipal security will be based upon the Investment Adviser’s assessment of an asset’s relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Adviser will monitor the creditworthiness of the Fund’s portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets. Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Adviser are expected to produce payments of principal and interest whose present value exceeds the purchase price.

(ii)    Debt obligations of the United States.

(iii)    Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

(iv)    Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

(v)    Debt obligations of the Federal Home Loan Banks.

(vi)    Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

(vii)    Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

(viii)    Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank’s own account, including qualified Canadian government obligations.

(ix)    Debt obligations of issuers other than those specified in (i) through (viii) above that are “investment grade” and that are “marketable.” For these purposes, an obligation is:

(aa)	“marketable” if:

•	it is registered under the Securities Act;

•	it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

•	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value; and

(bb)	“investment grade” if:

•

the obligor had adequate capacity, as determined by the Investment Adviser in its sole discretion, to meet financial commitments under the security for the projected life of the asset or exposure, which capacity is presumed if the risk of default by the obligor is low and the full and timely repayment of principal and interest is expected.

(x)    Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.

(xi)    An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•	it is for long-term or short-term financing purposes.

(b)	Derivatives

(i)    Interest rate derivatives;

(ii)    Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or

(iii)    Credit default swaps.

(c)	Other Assets

(i)    Shares of other investment companies (open- or closed-end funds and ETFs) the assets of which consist entirely of either (a) Eligible Assets, or (b) “Eligible securities” permitted for investment by a “Tax exempt fund” as defined under SEC Rule 2a-7, based on the Investment Adviser’s assessment of the assets of each such investment company taking into account the investment company’s most recent publicly available schedule of investments and publicly disclosed investment policies.

(ii)    Cash.

(iii)    Repurchase agreements on assets described in A above.

(iv)    Taxable fixed-income securities, for the purpose of influencing control of an issuer whose municipal bonds (a) the Fund already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Fund to better maximize its existing investment in such issuer, provided that the Fund may invest no more than 0.5% of its total assets in such securities.

(d)	Other assets, upon written agreement of Wells Fargo that such assets are eligible for purchase by Wells Fargo.

2.    The Fund has instituted policies and procedures that it believes are sufficient to ensure that the Fund comply with the representations, warranties and covenants contained in this Exhibit B to the Agreement.

3.    The Fund will, upon request, provide Wells Fargo and its internal and external auditors and inspectors as Wells Fargo may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund’s compliance with and performance of the representations, warranties and covenants contained in this Exhibit B to the Agreement, but only for the purposes of internal and external audit.

i.

the identity of the investment company and the CUSIP Number, the number of shares owned, as of the end of the prior quarter, and the percentage of the investment company’s equity represented by the Corporation’s investment, as of the end of the prior quarter;

ii.

other than in the case of an investment in an Eligible Money-Market Fund, a representation that each such investment company invests solely in “Eligible Assets,” which representation may be based upon the affirmative representation of the underlying investment company’s investment adviser; and

iii.

other than in the case of an investment in an Eligible Money-Market Fund, the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.

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